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                                                                 EXHIBIT 23.3

                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          We hereby consent to the incorporation by reference in the previously filed Registration Statements of National City Bancshares, Inc. (Nos. 333-10739 and 333-56295) of our report dated August 4, 1995, on our audit of the statements of income, changes in stockholder's equity, and cash flows of Illinois One Bank, N. A. a wholly owned subsidiary of Illinois One Bancorp, Inc., for the year ended June 30, 1995, which appears in the Current Report on Form 8-K of National City Bancshares, Inc. dated October 9, 1998.

KPMG Peat Marwick, LLP
St. Louis, Missouri
October 8, 1998







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